Exhibit 10.5

OPTION AGREEMENT

This OPTION AGREEMENT ("Agreement") is made as of August 31, 2005 (the "Agreement Date") by and among SNRG Corporation, a Nevada corporation (“Optionee”), Bay City Partners, LLC, a Nevada limited liability company ("Bay City"), and Port Assets, LLC, a Texas limited liability company (“Port Assets”).

RECITALS

WHEREAS, Bay City owns 51% and Optionee owns 49% of the outstanding membership interests of Port Assets and Bay City is the Chief Executive Manager of Port Assets; and

WHEREAS, the Optionee has agreed to operate and manage the day to day affairs of the Port Assets gasification facility, pursuant to a facility operating and lease agreement dated of even date herewith, in exchange for, among other things, an unconditional option to purchase all of Bay City’s membership interests of Port Assets on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE 1

OPTION

1.1          Option Grant. Bay City hereby grants to Optionee an unconditional right to purchase all membership interests currently owned by Bay City, which membership interests constitute 51% of the outstanding membership interests of Port Assets (the “Option”), on the terms set forth in this Agreement.

1.2          Option Term. The Option granted under this Agreement will expire, unless otherwise exercised, on or before November 30, 2005 (the “Expiration Date”).

1.3          Option Exercise Price. The price for which Optionee shall be entitled to purchase the membership interests covered by the Option shall be as follows (the “Exercise Price”):

(a)          If the Option is exercised on or before September 30, 2005, then the exercise price shall be $4,415,000.

(b)          If the Option is exercised after September 30, 2005 and on or before October 31, 2005, then the exercise price shall be $4,715,000.

(c)          If the Option is exercised after October 31, 2005 and on or before November 30, 2005, then the exercise price shall be $5,015,000.

1.4         Exercise of Option. Optionee may exercise the Option at any time on or before the Expiration Date by delivery of the Exercise Price to Bay City at the address listed on the signature page of this Agreement, or at such other address as is provided to Optionee by at least 15 days prior

1718483.1

written notice. For purposes of determining the Exercise Price, the Option shall be deemed to have been exercised as of the date set forth on the face of such promissory note.

1.5          No Obligation. Optionee shall have no obligation to exercise the Option granted by this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF BAY CITY

2.1          Authority. Bay City has the full legal right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

2.2          Due Execution. This Agreement has been duly executed and delivered by Bay City and constitutes the legal, valid and binding obligation of Bay City, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and other laws of general application relating to creditors’ rights or general principles of equity.

2.3          No Consents. No authorization, consent or approval of, or filing with, any public body, court, or authority is necessary on the part of Bay City for the consummation by Bay City of the transactions contemplated by this Agreement. This Agreement does not violate, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default or an event of default under any other agreement of which Bay City or Port Assets is a party.

ARTICLE 3

COVENANTS

3.1          Restrictions on Transfer. Bay City will not sell, assign, transfer, pledge, or otherwise dispose of or encumber, voluntarily or involuntarily, any of its membership interests of Port Assets, unless Optionee has failed to exercise the Option on or before the Expiration Date.

3.2          Cancellation of Promissory Note. Payment of the Exercise Price to Bay City shall constitute full and final payment to Crown Pacific Advisors LLP of the unpaid principal balance of and all accrued interest and other sums due under that certain promissory note dated July 25, 2005 in the principal sum of $380,000 made by Texen Holdings, LLC in favor of Crown Pacific Advisors LLP (the “Bridge Note”) and the personal guaranty from D. Elroy Fimrite related to the Bridge Note (the “Bridge Guaranty”). From and after the payment of the Exercise Price, the Bridge Note and the Bridge Guaranty will be null and void and no longer of any force or effect.

ARTICLE 4

MISCELLANEOUS PROVISIONS

4.1          Notices. Any notices required or permitted under this Agreement must be in writing and will be deemed to have been sufficiently given or served for all purposes if delivered in accordance with the membership operating agreement of Port Assets.

1718483.1

4.2          Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona, without reference to conflict of law principles.

4.3          Benefit. This Agreement shall be binding upon and shall operate for the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

4.4         Further Acts. The parties will take or direct all actions and will execute and deliver all documents reasonably necessary or appropriate to carry out the purposes and intent of the provisions of this Agreement.

4.5          Severability. In the event any term or provision of this Agreement is declared to be invalid or illegal for any reason, this Agreement shall remain in full force and effect and the same shall be interpreted as though such invalid and illegal provision were not a part hereof.

4.6          Attorneys' Fees. In the event any party hereto institutes an action or other proceeding to enforce any rights arising under this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the other party or parties, such fees and costs to be set by the court and not by a jury and to be included in any judgment entered in such proceeding.

4.7          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed a duplicate original.

4.8         Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver shall be effective only if in writing and executed by the party sought to be charged with such waiver.

4.9         Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior understandings or agreements whether oral or in writing. This Agreement may not be amended except by an instrument in writing signed by the party to be charged.

4.10       Headings; Interpretation. The headings used herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

4.11       Survival. Bay City's representations, warranties, agreements and covenants made in this Agreement will survive any exercise of the Option.

1718483.1

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

SNRG CORPORATION

By:	/s/ D. Elroy Fimrite
D. Elroy Fimrite, President

BAY CITY PARTNERS, LLC

By:	/s/ Bryan Dopp
Bryan Dopp, Managing Member

Address:	620 Newport Center Drive
Suite 1100
Newport Beach, CA 92660

PORT ASSETS, LLC

By:	Bay City Partners, LLC
Its:	Member and Chief Executive Manager

By: /s/ Bryan Dopp

Bryan Dopp, Managing Member

Acknowledged and agreed with respect to Section 3.2.

CROWN PACIFIC ADVISORS LLP

By:	/s/ Bryan Dopp
Bryan Dopp
Its:	______________________________

1718483.1